Exhibit 99.1

For Immediate Release

Contact: Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Reports First Quarter Results: Record Quarterly Earnings, EPS growth of 18%, Net Earnings Growth of 32%, and Total Assets Reaching $2.4 Billion

Corona, California, April 26, 2007 -- Vineyard National Bancorp (the “company”) (NASDAQ: VNBC), and its subsidiary Vineyard Bank, N.A. (“Vineyard”), today reported record earnings for the quarter-ended March 2007 of $5.5 million, or $0.51 per diluted share, compared with net earnings of $4.2 million, or $0.43 per diluted share, for the quarter-ended March 2006. First quarter 2007 diluted earnings per share and net earnings increased by 18% and 32%, respectively, over the results for the same quarter in 2006.

First Quarter 2007 Operating Highlights:

•
Total assets were $2.4 billion at quarter-end March 2007, an increase of $493.2 million, or 27% over the quarter-end March 2006 level, and an increase of $93.9 million, or 4% over quarter-end December 2006;

•
Total loans, net of unearned income, were $2.0 billion at quarter-end March 2007, an increase of $477.2 million, or 31% over the quarter-end March 2006 level, and an increase of $94.5 million, or 5% over quarter-end December 2006;

•
Total deposits were $1.8 billion at quarter-end March 2007, an increase of $386.6 million, or 28% over quarter-end March 2006, and a decrease of $38.7 million, or 2% from quarter-end December 2006, principally related to pre-planned reductions in higher-cost time deposits;

•	Provision for loan losses during the first quarter 2007 was $1.2 million, with $0.1 million of net loan charge-offs;

•	The company’s operating efficiency ratio was 55% for the quarter, an improvement as compared to 58% and 60% for the fourth and third quarters of 2006, respectively; and

•	The company’s net interest margin for the first quarter 2007 was 4.18%, as compared to 4.31% for the fourth quarter 2006. This compression is related to several factors described below.

“Vineyard’s operating performance continues to be grounded in the deliberate expansion and diversity of its earning asset base, the acquisition and expansion of commercial business and entrepreneur core depository relationships, the leveraging of infrastructure now in place, and the heightened sensitivity to enterprise risk management,” said Norman Morales, president and chief executive officer. “While we cannot directly allay general concerns within the financial and investment markets over housing, real estate, construction and competition over core deposits, we believe our continued performance and adherence to the established strategic plan should deliver consistent earnings per share growth and increase the franchise value of Vineyard.”

Income Statement

For the quarter-ended March 2007, net interest income before the provision for loan losses was $22.5 million, an increase of $3.7 million, or 20% as compared to the same period in 2006. These results produced a net interest margin of 4.18% for the quarter-ended March 2007, as compared to 4.44% for the same period in 2006.

The net interest margin for the first quarter of 2007 was impacted by: 1) seasonal outflows of average non-interest bearing deposits which began to return late in the quarter, 2) reduced construction fees earned in the first half of the quarter related to lighter production volumes, 3) increased short-term borrowing costs related to the planned reduction of retail time deposits, and 4) increased prepayment expenses related to early payoffs on consumer and SBA-related loans. The company’s net interest margin recovered a portion of this compression by the end of the quarter.

The company’s net interest margin has also experienced some compression related to the rise in cost of funding portions of the commercial income property portfolio without the benefit of the resetting of rates on those portfolios until the appropriate reset period. For the remainder of 2007, approximately $70 million in multi-family apartment loans will reset at contractual rates that are approximately 70 basis points higher than the current sub-portfolio yield. Additionally, approximately $60 million in other income property loans will reset within the balance of 2007 at contractual rates that are approximately 40 basis points higher than the current sub-portfolio yield. The resetting of these assets should provide additional expansion opportunities to the net interest margin.

For the quarter-ended March 2007, gross loan interest income was $42.2 million, an increase of $11.0 million, or 35% as compared to the same period in 2006. The effective yield of the loan portfolio in the first quarter 2007 was 8.81% as compared to 8.78% for the same period in 2006. Over the course of the last year, the company has increased its efforts to broaden and diversify the composition of its loan portfolio, with two of the largest percentage increases in portfolio growth centered in commercial business loans and commercial income property mortgages.

Total net revenue (or net interest income and other operating income before provision for loan losses) for the quarter-ended March 2007 was $23.7 million, an increase of $4.0 million, or 20% as compared to the same period in 2006.

The provision for loan losses for the quarter-ended March 2007 was $1.2 million based on management’s review of several factors, including significant loan growth, underlying loan collateral, delinquency trends, current economic conditions and historic loan loss experience. By comparison, the provision for loan losses was $1.1 million for the quarter-ended December 2006 and $1.2 million for the quarter-ended March 2006. There were $0.1 million of net charge-offs for each of the quarter-ended March 2007 and the quarter-end December 2006.

The provision for loan losses increased the allowance for loan losses to $20.8 million, or 1.04% of the gross loan portfolio at March 2007. The company also has a reserve for unfunded loan commitments, principally related to its construction loans, in the amount of $1.0 million (recorded under other liabilities), producing total reserves as a percent of gross loans outstanding of 1.09% at March 2007. Management believes these reserves are at an appropriate level based upon its evaluation and analysis of portfolio credit quality and prevailing economic conditions.

In the third quarter 2006, the company placed an aggregate of $14.4 million of land development loans on non-accrual status, with the largest loan in the amount of $11.7 million. During the first quarter 2007, the company sold its interest in six loans aggregating $2.7 million, secured by land in various stages of entitlement, for its principal balances with a recovery of legal costs. After weighing further legal and administrative costs, in the best interest of the company, management strategically elected to forego the recovery of unrecognized interest income of approximately $0.2 million. The company has completed a recent valuation of the collateral securing the largest loan, which remains well secured, and although circumstances may change, as of this release, anticipates either foreclosure or recovery within the second quarter of 2007.

Total operating expenses for the quarter-ended March 2007 were $13.1 million, as compared to $11.3 million for the same period in 2006, which did not include the impact of operating costs related to the acquisition of Rancho Bank. The acquisition was completed in the third quarter of 2006. Total operating expenses for the fourth and third quarters of 2006 were $14.0 million and $13.5 million, respectively.

First quarter operating expenses were generally impacted by increased levels of employee-related payroll taxes which tend to be greater in the earlier parts of a calendar year and increased deposit insurance premiums to the FDIC, which the company absorbed while reducing its total operating expenses for the period. The company continues to align its operating costs with the expansion of its lending expertise, the expansion of its core deposit collecting efforts, and overall enterprise risk management.

The company’s efficiency ratio, which measures the relationship of total operating expenses and total operating income, decreased to 55% for the quarter-ended March 2007, as compared to 58% for the same period in 2006. The company’s desired long-term efficiency ratio is a range of 50% to 52%, which it believes best leverages the established infrastructure and allows for acquisition of new client relationships.

Balance Sheet

At March 31, 2007, loans outstanding, net of unearned income, were $2.0 billion, as compared to the March 31, 2006 level of $1.5 billion. The largest dollar components of this increase are centered in the established commercial real estate and single family residential (“SFR”) luxury construction product lines, followed by commercial construction financings, business lending and consumer loans.

Construction Lending Specialties:

The company’s specialty construction lending groups continue to be focused on the origination of construction lending opportunities within several sub-markets of the southern California market place. During the quarter-ended March 31, 2007, the company originated $165.2 million in new construction commitments within the three sub-specialty construction lending disciplines: SFR luxury construction with $128.9 million, SFR tract construction with $27.2 million and commercial real-estate construction with $9.1 million. Related to these same three specialty lending disciplines, payoffs and principal payments during the first quarter were $140.1 million.

At March 31, 2007, the total unfunded amounts for the company’s three sub-specialty construction disciplines were $281.8 million in SFR luxury construction, $126.5 million in SFR tract construction and $102.3 million in commercial real-estate construction.

Over the course of the past twelve months, the company has been carefully monitoring its SFR tract construction exposure, its builder relationships, project strength, and absorption rates. While a significant majority of all of the remaining tract construction exposure is related to established and well-managed projects, absorption rates on new sales have slowed as general inventory levels on competitive offerings from major home builders within the Inland Empire continue to be significant though reducing.

The company’s largest concentration in construction loans is centered in its SFR luxury line of business, which continues to demonstrate strong liquidity and demand for the product. At March 31, 2007, approximately $146.2 million or 28% of total disbursed balances represented in 94 custom homes, were 95% complete or greater, and expected to be completed and sold within the next few months. This current level is consistent with historical levels of portfolio composition and absorption rates.

There were no non-performing SFR luxury construction loans at March 31, 2007, and the company has not had any charge-offs on SFR luxury construction loans since inception of this product line in early 2001.

The company’s efforts continue to be focused on the measured growth of its loan and deposit portfolios in the desired compositions. Loan growth, net of unearned income, for the quarter-ended March 2007, was $94.5 million, as compared to loan growth of $106.1 million in the fourth quarter 2006, and $146.4 million in the first quarter 2006.

Deposit Acquisition and Funding Strategies

At March 31, 2007, total deposits were $1.8 billion, as compared to the March 31, 2006 level of $1.4 billion. Total deposits at December 31, 2006 were $1.8 million, or $38.7 million greater as compared to March 31, 2007. During the first quarter of 2007, the company sought to reduce its dependence on non-core related time deposits, and reduced its total portfolio of time deposits by $89.2 million. The company has utilized its liquidity facilities, principally through the Federal Home Loan Bank, to handle this shift in funding. The company anticipates replacing these wholesale borrowings through its efforts to attract business and individual depository relationships, many which were in the process of transferring deposits late in the first quarter.

Non-interest bearing demand deposits were $287.9 million at quarter-end March 2007, an increase of $113.9 million, or 65% over quarter-end March 2006. Non-interest bearing demand deposits were $292.9 million at December 31, 2006, the slight decrease in balances is reflective of season fluctuations with client’s funds related to taxes, employee bonuses and other working capital requirements. The company’s efforts to increase its core commercial demand base has seen positive results in the establishment of new accounts, supported by electronic deposit technology and other state-of-the art cash management services.

Money market deposits, principally concentrated in business relationships, were $619.0 million at quarter-end March 2007, an increase of $164.9 million, or 36.3% over quarter-end March 2006. Money market deposits increased by $56.3 million, or 10%, during the first quarter of 2007, again related to increased and new business relationships.

The company’s interest-bearing deposits, whose average balances for the three months ended March 31, 2007 were $1.5 billion, produced an average cost of interest-bearing deposits of 4.66%. For the three months ended March 31, 2006, the company’s interest-bearing deposits, whose average balances were $1.1 billion, produced an average cost of interest-bearing deposits of 3.82%.

Capital Resources

At March 31, 2007, total stockholders’ equity of the company totaled $147.3 million, an increase of $49.7 million, or 51% as compared to March 31, 2006. The company’s net book value per share of its common stock increased from $9.59 at March 31, 2006 to $13.55 per share at March 31, 2007. The tangible book value decreased during this same period from $9.42 to $9.23 per share due to $40.5 million in goodwill related to the Rancho Bank acquisition. For the quarter-ended March 2007, the company declared cash dividends for its common stock of $0.9 million and for its preferred stock of $0.2 million.

Vineyard continues to be “well-capitalized” pursuant to the guidelines established by regulatory agencies.  To be considered “well-capitalized” a bank must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater.  Vineyard’s total risk-based and leverage capital ratios were 12.0% and 11.3% at March 31, 2007, respectively.

As a continuing component of its Shareholders’ Relations Program, the company is preparing a presentation describing its operating performance and strategies.  The presentation will be accessible at www.vnbcstock.com.

The company is a financial holding company headquartered in Corona, and the parent company of Vineyard, also headquartered in Corona. Vineyard operates through 16 full-service banking centers and five loan production offices located in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif.  The company’s common stock is traded on the NASDAQ Global Market System under the symbol “VNBC.”

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently unreliable and actual results may vary.  Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the company’s filings with the Securities and Exchange Commission.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	March 31, 2007		March 31, 2006		$ Change	% Change
Assets
Loans, net of unearned income	$1,996,760		$1,519,513		$477,247	31%
Less allowance for loan losses	(20,827)		(15,000)		(5,827)	39%
Net Loans	1,975,933		1,504,513		471,420	31%

Investment securities	232,504		258,120		(25,616)	-10%
Total Earnings Assets	2,208,437		1,762,633		445,804	25%

Cash and cash equivalents	37,724		42,799		(5,075)	-12%
Premises and equipment, net	19,642		19,352		290	1%
Goodwill and other intangibles	43,890		1,554		42,336	2724%
Other assets	41,978		32,127		9,851	31%
Total Assets	$2,351,671		$1,858,465		$493,206	27%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest bearing	$287,866		$173,975		$113,891	65%
Interest-bearing	1,479,866		1,207,110		272,756	23%
Total Deposits	1,767,732		1,381,085		386,647	28%

Federal Home Loan Bank advances	244,000		249,000		(5,000)	-2%
Other borrowings	45,400		10,000		35,400	354%
Subordinated debt	5,000		5,000		-	0%
Junior subordinated debentures	115,470		96,913		18,557	19%
Other liabilities	26,762		18,901		7,861	42%
Total Liabilities	2,204,364		1,760,899		443,465	25%

Stockholders' Equity
Common stock equity	146,751		100,289		46,462	46%
Preferred stock equity	9,665		9,665		-	0%
Unallocated ESOP shares	(5,629)		(6,169)		540	-9%
Cumulative other comprehensive loss	(3,480)		(6,219)		2,739	-44%
Total Stockholders' Equity	147,307		97,566		49,741	51%
Total Liabilities and Stockholders' Equity	$2,351,671		$1,858,465		$493,206	27%

Total non-performing loans/Gross loans	0.67%	(1)	0.03%	(1)

Number of shares of common stock outstanding	10,157,504	(2)	9,169,468	(2)

Net book value of common stock (3)	$13.55		$9.59
Tangible book value of common stock (4)	$9.23		$9.42
Net book value of common stock,
excluding other comprehensive loss (3)	$13.89		$10.26

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due.
(2) Number of shares of common stock outstanding at March 31, 2007 and March 31, 2006 excludes 239,740 and 262,771 unreleased and unallocated ESOP shares, respectively.
(3) Net book value of common stock is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. The net book value of common stock, excluding other comprehensive loss eliminates cumulative other comprehensive loss from the numerator.
(4) Tangible book value of common stock is calculated by dividing stockholder's equity available to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	March 31, 2007		December 31, 2006		$ Change	% Change
Assets
Loans, net of unearned income	$1,996,760		$1,902,244		$94,516	5%
Less allowance for loan losses	(20,827)		(19,689)		(1,138)	6%
Net Loans	1,975,933		1,882,555		93,378	5%

Investment securities	232,504		233,600		(1,096)	0%
Total Earnings Assets	2,208,437		2,116,155		92,282	4%

Cash and cash equivalents	37,724		35,129		2,595	7%
Premises and equipment, net	19,642		20,402		(760)	-4%
Goodwill and other intangibles	43,890		44,198		(308)	-1%
Other assets	41,978		41,855		123	0%
Total Assets	$2,351,671		$2,257,739		$93,932	4%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$287,866		$292,917		$(5,051)	-2%
Interest-bearing	1,479,866		1,513,496		(33,630)	-2%
Total Deposits	1,767,732		1,806,413		(38,681)	-2%

Federal Home Loan Bank advances	244,000		126,000		118,000	94%
Other borrowings	45,400		40,000		5,400	14%
Subordinated debt	5,000		5,000		-	0%
Junior subordinated debentures	115,470		115,470		-	0%
Other liabilities	26,762		21,796		4,966	23%
Total Liabilities	2,204,364		2,114,679		89,685	4%

Stockholders' Equity
Common stock equity	146,751		143,073		3,678	3%
Preferred stock equity	9,665		9,665		-	0%
Unallocated ESOP shares	(5,629)		(5,765)		136	-2%
Cumulative other comprehensive loss	(3,480)		(3,913)		433	-11%
Total Stockholders' Equity	147,307		143,060		4,247	3%
Total Liabilities and Stockholders' Equity	$2,351,671		$2,257,739		$93,932	4%

Total non-performing loans/Gross loans	0.67%	(1)	0.88%	(1)

Number of shares of common stock outstanding	10,157,504	(2)	10,172,889	(2)

Net book value of common stock (3)	13.55		$13.11
Tangible book value of common stock (4)	$9.23		$8.77
Net book value of common stock,
excluding other comprehensive loss (3)	$13.89		$13.50

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due.
(2) Number of shares of common stock outstanding at March 31, 2007 and December 31, 2006 excludes 239,740 and 245,547 unreleased and unallocated ESOP shares, respectively.
(3) Net book value of common stock is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. The net book value of common stock, excluding other comprehensive loss eliminates cumulative other comprehensive loss from the numerator.
(4) Tangible book value of common stock is calculated by dividing stockholders' equity available to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2007	2006	$ Change	% Change
Interest Income
Loans, including fees	$42,211	$31,175	$11,036	35%
Investment securities	2,938	3,072	(134)	-4%
Total Interest Income	45,149	34,247	10,902	32%

Interest Expense
Deposits	17,073	10,516	6,557	62%
Borrowings and debt obligations	5,583	4,980	603	12%
Total Interest Expense	22,656	15,496	7,160	46%

Net Interest Income	22,493	18,751	3,742	20%
Provision for loan losses	1,200	1,200	-	0%
Net interest income after provision for loan losses	21,293	17,551	3,742	21%

Other Income
Fees and service charges	483	277	206	74%
Gain on sale of SBA loans and SBA broker fee income	600	544	56	10%
Other income	119	110	9	8%
Total Other Income	1,202	931	271	29%

Gross Operating Income	22,495	18,482	4,013	22%

Operating Expenses
Salaries and benefits	7,594	6,501	1,093	17%
Occupancy and equipment	2,458	2,118	340	16%
Other operating expense	3,075	2,730	345	13%
Total Operating Expenses	13,127	11,349	1,778	16%

Earnings before income taxes	9,368	7,133	2,235	31%
Income tax provision	3,859	2,972	887	30%
Net Earnings	$5,509	$4,161	$1,348	32%

Weighted average shares outstanding used in
diluted EPS calculation	10,407,325	9,115,526

Earnings per common share
Basic	$0.52	$0.45	$0.07	15%
Diluted	$0.51	$0.43	$0.08	18%

Efficiency Ratio (5)	55%	58%

(5) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	$ Change	% Change
Interest Income
Loans, including fees	$42,211	$41,818	$393	1%
Investment securities	2,938	3,035	(97)	-3%
Total Interest Income	45,149	44,853	296	1%

Interest Expense
Deposits	17,073	17,722	(649)	-4%
Borrowings and debt obligations	5,583	4,331	1,252	29%
Total Interest Expense	22,656	22,053	603	3%

Net Interest Income	22,493	22,800	(307)	-1%
Provision for loan losses	1,200	1,050	150	14%
Net interest income after provision for loan losses	21,293	21,750	(457)	-2%

Other Income
Fees and service charges	483	558	(75)	-13%
Gain on sale of SBA loans and SBA broker fee income	600	783	(183)	-23%
Gain on sale of other loans	-	34	(34)	-100%
Other income	119	159	(40)	-25%
Total Other Income	1,202	1,534	(332)	-22%

Gross Operating Income	22,495	23,284	(789)	-3%

Operating Expenses
Salaries and benefits	7,594	7,943	(349)	-4%
Occupancy and equipment	2,458	2,584	(126)	-5%
Other operating expense	3,075	3,485	(410)	-12%
Total Operating Expenses	13,127	14,012	(885)	-6%

Earnings before income taxes	9,368	9,272	96	1%
Income tax provision	3,859	3,782	77	2%
Net Earnings	$5,509	$5,490	$19	0%

Weighted average shares outstanding used in
diluted EPS calculation	10,407,325	10,402,959

Earnings per common share
Basic	$0.52	$0.52	$-	0%
Diluted	$0.51	$0.51	$-	0%

Efficiency Ratio (5)	55%	58%

(5) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (6)	$1,943,391	$42,211	8.81%	$1,440,184	$31,175	8.78%
Investment securities (7)	241,068	2,938	4.89%	274,183	3,072	4.49%
Total interest-earning assets	2,184,459	45,149	8.38%	1,714,367	34,247	8.09%
Other assets	127,932			75,158
Less: allowance for loan losses	(19,913)			(14,170)
Total average assets	$2,292,478			$1,775,355

Liabilities and Stockholders' Equity
Interest-bearing deposits (8)	$1,485,193	17,073	4.66%	$1,117,714	10,516	3.82%
FHLB advances	205,309	2,554	5.00%	267,317	2,972	4.51%
Other borrowings	34,748	635	7.31%	10,044	169	6.75%
Subordinated debt	5,000	109	8.73%	5,000	98	7.82%
Junior subordinated debentures	115,470	2,285	7.92%	96,913	1,741	7.18%
Total interest-bearing liabilities	1,845,720	22,656	4.96%	1,496,988	15,496	4.19%
Demand deposits	277,860			161,937
Other liabilities	24,370			14,595
Total average liabilities	2,147,950			1,673,520
Preferred stock equity	9,665			9,665
Common stock equity, net of
cumulative other comprehensive loss	134,863			92,170
Stockholders' equity	144,528			101,835
Total liabilities and stockholders' equity	$2,292,478			$1,775,355

Net interest spread (9)			3.42%			3.90%
Net interest margin (10)		$22,493	4.18%		$18,751	4.44%

Return on Average Assets			0.97%			0.95%
Return on Average Tangible Assets (11)			0.99%			0.95%
Return on Average Common Equity			16.57%			18.31%
Return on Average Tangible Common Equity (12)			24.61%			18.64%
Net Charge-off's/Average Gross Loans			0.00%			0.00%

(6) The average loan balances include loans held for sale and non-accrual loans.
(7) The yield for investment securities is based on historical amortized cost balances.
(8) Includes savings, NOW, money market, and time certificate of deposit accounts.
(9) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(10) Net interest margin is computed by dividing net interest income by total average earning assets.
(11) Return on average tangible assets is computed by dividing net income for the period by average tangible assets. Average tangible assets equals average total assets less average identifiable intangible assets and goodwill.
(12) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended,
	March 31, 2007			December 31, 2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (6)	$1,943,391	$42,211	8.81%	$1,837,749	$41,818	9.03%
Investment securities (7)	241,068	2,938	4.89%	262,176	3,035	4.63%
Total interest-earning assets	2,184,459	45,149	8.38%	2,099,925	44,853	8.48%
Other assets	127,932			123,821
Less: allowance for loan losses	(19,913)			(18,863)
Total average assets	$2,292,478			$2,204,883

Liabilities and Stockholders' Equity
Interest-bearing deposits (8)	$1,485,193	17,073	4.66%	$1,521,213	17,722	4.62%
FHLB advances	205,309	2,554	5.00%	109,971	1,347	4.86%
Other borrowings	34,748	635	7.31%	26,950	531	7.71%
Subordinated debt	5,000	109	8.73%	5,000	110	8.54%
Junior subordinated debentures	115,470	2,285	7.92%	115,470	2,343	7.94%
Total interest-bearing liabilities	1,845,720	22,656	4.96%	1,778,604	22,053	4.92%
Demand deposits	277,860			264,335
Other liabilities	24,370			22,996
Total average liabilities	2,147,950			2,065,935
Preferred stock equity	9,665			9,665
Common stock equity, net of
cumulative other comprehensive loss	134,863			129,283
Stockholders' equity	144,528			138,948
Total liabilities and stockholders' equity	$2,292,478			$2,204,883

Net interest spread (9)			3.42%			3.56%
Net interest margin (10)		$22,493	4.18%		$22,800	4.31%

Return on Average Assets			0.97%			0.99%
Return on Average Tangible Assets (11)			0.99%			1.01%
Return on Average Common Equity			16.57%			16.85%
Return on Average Tangible Common Equity (12)			24.61%			25.95%
Net Charge-off's/Average Gross Loans			0.00%			0.01%

(6) The average loan balances include loans held for sale and non-accrual loans.
(7) The yield for investment securities is based on historical amortized cost balances.
(8) Includes savings, NOW, money market, and time certificate of deposit accounts.
(9) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(10) Net interest margin is computed by dividing net interest income by total average earning assets.
(11) Return on average tangible assets is computed by dividing net income for the period by average tangible assets. Average tangible assets equals average total assets less average identifiable intangible assets and goodwill.
(12) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
Earning Asset and Funding Liability Composition
(unaudited)
(dollars in thousands)

	March 31, 2007	(13)	December 31, 2006	(13)	September 30, 2006	(13)	June 30, 2006	March 31, 2006
Earning Assets
Loans
Commercial and industrial	$127,164		$122,257		$111,850		$71,774	$65,690
Real estate construction and land:
Single-family coastal	553,333		514,385		507,390		438,788	456,832
Single-family tract	160,270		152,060		132,966		125,806	146,869
Commercial	136,465		134,404		90,513		79,389	56,047
Land	117,473		112,418		104,082		107,666	95,936
Real estate mortgage:
Commercial	565,199		531,159		500,994		392,209	371,085
Multi-family residential	213,877		222,470		241,113		195,406	246,501
All other residential	43,954		49,353		58,712		63,237	60,782
Consumer loans	80,306		65,914		51,785		36,136	23,690
All other loans (including overdrafts)	70		98		139		167	366
	1,998,111		1,904,518		1,799,544		1,510,578	1,523,798
Unearned premium on acquired loans	2,050		1,696		1,239		1,073	743
Deferred loan fees	(3,842)		(3,970)		(4,719)		(3,939)	(5,028)
Loans, net of unearned income	1,996,319		1,902,244		1,796,064		1,507,712	1,519,513

Loans held-for-sale	441		-		-		43,601	-
Investment securities	232,504		233,600		235,373		243,316	254,139
Total Earning Assets, excluding
Allowance for Loan Losses	$2,229,264		$2,135,844		$2,031,437		$1,794,629	$1,773,652

Unfunded Loan Commitments
Commercial and industrial	$110,649		$97,655		$87,283		$77,120	$56,614
Real estate construction and land:
Single-family coastal	281,842		264,967		290,434		295,124	303,812
Single-family tract	126,463		150,702		164,737		153,080	161,916
Commercial	102,308		119,134		103,563		70,250	58,958
Land	13,495		16,336		26,026		16,307	17,650
Real estate mortgage:
Commercial	13,388		14,221		15,836		11,770	8,331
Multi-family residential	961		1,194		2,176		1,031	1,231
All other residential	19,388		16,496		15,085		10,873	9,791
Consumer loans	5,663		4,089		4,061		2,856	3,553
Total Unfunded Loan Commitments	$674,157		$684,794		$709,201		$638,411	$621,856

Funding Liabilities
Deposits
Non-interest bearing	$287,867		$292,917		$253,927		$176,398	$173,975
Money market	618,954		562,622		506,532		478,056	454,017
Savings and NOW	69,947		70,741		75,787		48,243	47,455
Time deposits	790,965		880,133		876,586		822,167	705,638
Total Deposits	1,767,733		1,806,413		1,712,832		1,524,864	1,381,085

FHLB advances	244,000		126,000		127,000		72,000	249,000
Other borrowings	45,400		40,000		35,500		-	10,000
Subordinated debt	5,000		5,000		5,000		5,000	5,000
Junior subordinated debentures	115,470		115,470		115,470		115,470	96,913
Total Funding Liabilities	$2,177,603		$2,092,883		$1,995,802		$1,717,334	$1,741,998

(13) Balances as of March 31, 2007, December 31, 2006 and September 30, 2006 include loans acquired and deposits assumed in the merger with Rancho Bank on July 31, 2006.